EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Accredited Home Lenders Holding Co. on Form S-3 of our report dated March 15, 2004, appearing in the Annual Report on Form 10-K of Accredited Home Lenders Holding Co. for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
June 29, 2004